Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Earthstone Energy, Inc. of our reports dated March 11, 2016, relating to the consolidated financial statements and internal control over financial reporting of Earthstone Energy, Inc. and subsidiaries (formerly Oak Valley Resources, LLC) included in the Annual Report on Form 10-K of Earthstone Energy, Inc. for the year ended December 31, 2015.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas

April 13, 2016